                                 Exhibit B(4)(a)


================================================================================


The Northwestern Mutual Life Insurance Company agrees to pay the benefits provided in this contract, subject to its terms and conditions. Signed at Milwaukee, Wisconsin on the Date of Issue.



      /s/ James D. Ericson                         /s/ John M. Bremer



      PRESIDENT AND C.E.O.                         SECRETARY



GROUP COMBINATION ANNUITY


Benefits provided by investments in Separate Account Divisions (Section 2) or Guaranteed Return Fund Accounts (Section 3).

Contract benefits payable in one sum or as Variable or Guaranteed monthly income. Variable Payment Plan benefits described in Sections 7, 8 and 9.

Participating.


AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.


NPV.1C



NORTHWESTERN
MUTUAL LIFE-Registered Trademark


================================================================================



OWNER             TRUSTEES OF JOHN DOE CORPORATION TRUST

CONTRACT NUMBER   10 000 001

CONTRACT DATE     MAY 3, 1994

NPV.1C.(0594)

                 This is a legal contract between the Owner and

                The Northwestern Mutual Life Insurance Company

                         Read your contract carefully.



                           GUIDE TO POLICY PROVISIONS



                                                                            Page



LOADS, FEES, AND CHARGES                                                       3



SECTION 1. BENEFITS                                                            5

           Benefits paid at Owners direction.

           Investment accounts.



SECTION 2. ACCUMULATION UNITS IN SEPARATE ACCOUNT                              5

           Definition of Separate Account, Valuation Date,

           Accumulation Units, and Net Investment Factor.

           Valuation of Assets.



SECTION 3. GUARANTEED RETURN FUND ACCOUNTS                                     6

           Definition of Guaranteed Return Fund (GRF) Account and

           GRF Account Accumulation Value.

           Maturity of amounts in a GRF Account.

           GRF Accounts Maximum. Market Value Adjustment.



SECTION 4. PURCHASE PAYMENTS, TRANSFERS, AND WITHDRAWALS                       7

           Payment and allocation of purchase payments.

           Limitations on acceptance of purchase payments.

           Transfers between and withdrawals from investment accounts.

           Definition of Effective Date of a transaction.



SECTION 5. OWNERSHIP                                                           8

           Rights of the Owner. Reports to Owner.



SECTION 6. THE CONTRACT                                                        9

           Changes by the Company.

           Determination of values.

           Termination of the contract.



SECTION 7. BENEFITS UNDER PAYMENT PLANS                                       10

           Benefits to Annuitants.

           Description of payment plans.

           Beneficiaries.

           Transfers between and withdrawals under payment plans.



SECTION 8. CALCULATIONS REGARDING VARIABLE PAYMENT PLANS                      11

           Definition of Annuity Unit.

           Payments under variable payment plans.



SECTION 9. PAYMENT PLAN RATES                                                 12

           Guaranteed monthly payment rates.



APPLICATION                                             Attached to the contract





NPV.1C

                            LOADS, FEES, AND CHARGES

                      (SUBJECT TO AMENDMENT, SECTION 6.5)



DEDUCTIONS FROM PURCHASE PAYMENTS (SECTION 4.3):



INSTALLATION FEE: NOT APPLICABLE



SALES LOAD: CUMULATIVE PURCHASE PAYMENTS

              PAID UNDER THE CONTRACT                 DEDUCTION



              FIRST        $        150,000             4.50%

              NEXT                  350,000             3.00

              NEXT                  500,000             1.00

              BALANCE OVER        1,000,000             0.50



ANNUAL ANNUITY RATE AND EXPENSE GUARANTEE CHARGE (SECTION 2.4):



      0.65% AT ISSUE; 1.00% MAXIMUM



ADMINISTRATION FEE (SECTION 6.7):



      $ 150 PER YEAR IF THE CONTRACT VALUE IS LESS THAN $ 25,000 ON THE CONTRACT

      ANNIVERSARY



TRANSFER FEE (SECTION 4.4)



      $ 25 PER TRANSFER BEGINNING WITH THE THIRTEENTH TRANSFER IN ANY CONTRACT

      YEAR



                    PURCHASE PAYMENTS AND ACCUMULATED VALUE



MINIMUM PURCHASE PAYMENT:



      $ 100



GUARANTEED RETURN FUND ACCOUNTS MAXIMUM (SECTION 3.4):



      $ 10,000,000



MINIMUM CONTRACT VALUE (SECTION 6.7):



      $ 25,000 BEGINNING ON THE FIRST CONTRACT ANNIVERSARY



OWNER             TRUSTEES OF JOHN DOE CORPORATION TRUST



CONTRACT NUMBER   10 000 001



CONTRACT DATE     MAY 3, 1994





NPV.1C.(0594)                       PAGE 3

                              SECTION 1. BENEFITS



1.1 GROUP ANNUITY



      The Northwestern Mutual Life Insurance Company ("the Company") agrees to provide benefits in accordance with the terms and conditions of this annuity contract. The benefits will be provided from amounts accumulated in one or more investment accounts. The investment accounts are the Divisions of the Separate

Account (Section 2) and the Guaranteed Return Fund Accounts (Section 3).



1.2 BENEFITS AT DIRECTION OF OWNER



      The value of the investment accounts will be used to provide the amount required to pay benefits as directed by the Owner. Upon the Owners request,

contract benefits will be paid under one or more of the following:



      o     a variable payment plan.



      o     a fixed payment plan.



      o     in cash.



               SECTION 2. ACCUMULATION UNITS IN SEPARATE ACCOUNT



2.1 SEPARATE ACCOUNT



      Net purchase payments received (Section 4.3) or amounts transferred from other investment accounts under this contract (Section 4.4) may be placed in the

Separate Account. The Separate Account ("NML Variable Annuity Account C") and

its Divisions have been established by the Company pursuant to Wisconsin Law relating to separate investment accounts. Interests in the Separate Account are represented by the Accumulation Units described in Section 2.3.



      Assets of the Separate Account are owned by the Company. The Company is not a trustee of the Separate Account assets. The Company may from time to time adjust the amount of assets contained in the Separate Account, by periodic withdrawals or additions, to reflect the contract provisions and the Company's reserves for this and other similar contracts.



      The Separate Account is comprised of the Select Bond, International

Equity, Money Market, Balanced, Index 500 Stock, Aggressive Growth Stock, High

Yield Bond, Growth Stock, and Growth and Income Stock Divisions. Assets

allocated to these Divisions are invested in shares of Northwestern Mutual

Series Fund, Inc. (the "Fund"). The Fund is registered under the Investment

Company Act of 1940 as an open-end, diversified investment company. The Fund has nine Portfolios: Select Bond Portfolio, International Equity Portfolio, Money

Market Portfolio, Balanced Portfolio, Index 500 Stock Portfolio, Aggressive

Growth Stock Portfolio, High Yield Bond Portfolio, Growth Stock Portfolio, and

Growth and Income Stock Portfolio. Assets of each Division of the Separate

Account are invested in shares of the corresponding Portfolio of the Fund.

Shares of the fund are purchased for the Separate Account at their asset value.



      Shares of the Fund are purchased for the Separate Account at their net asset value.



      The Company may make available additional Divisions and Portfolios.



2.2 VALUATION OF SEPARATE ACCOUNT ASSETS



      A Valuation Date is any day on which the assets of the Separate Account are valued. Assets are valued as of the close of trading on the New York Stock

Exchange for each day the Exchange is open.



      The value of the shares of each Fund held in the Separate Account on each

Valuation Date will be the redemption value of the shares on that date. If the right to redeem shares of a Fund has been suspended, or if payment of the redemption value has been postponed, the shares held in the Separate Account may be valued at fair value as determined in good faith by the Board of Trustees of the Company for the sole purpose of computing annuity benefits.



2.3 ACCUMULATION UNITS



      The interests of this contract in the Separate Account are represented by

Accumulation Units. The dollar value of Accumulation Units for each Division will increase or decrease to reflect the investment experience of the Division.



      The value of an Accumulation Unit on any Valuation Date is determined by multiplying:



      o     the value of the Accumulation Unit on the immediately preceding

            Valuation Date; by



      o     the Net Investment Factor for the period starting on the immediately preceding Valuation Date up to and including the current Valuation

            Date (the current period).



      Accumulation Units are credited or surrendered as of the Effective Date of the purchase payment, transfer, or withdrawal.



      The number of Accumulation Units will be determined by dividing:



      o     the net purchase payment (see Section 4.3) or the requested transfer or withdrawal amounts; by



      o     the value of an Accumulation Unit on that Valuation Date.



      This number of Accumulation Units will not be changed by any later change in the dollar value of the Accumulation Units.





NPV.1C.(0594)                          5

2.4 NET INVESTMENT FACTOR



      For each Division of the Separate Account the Net Investment Factor for

the current period is 1.000000 plus the net investment rate for that Division.

The net investment rate for the current period is equal to the gross investment rate for the Division, expressed in decimal form to six places, reduced on each

Valuation Date by a charge for annuity rate and expense guarantees. The charge for these guarantees on the date of issue and the maximum charge are shown on page 3.



      The gross investment rate for the current period for each Division is equal to a. divided by b. where:



      a.    is defined as



            (1)   the investment income of the Division for the current period;



            (2)   plus capital gains and minus capital losses for the period,

                  whether realized or unrealized, on the assets of the Division;



            (3)   less any taxes paid or reserved for by the Company resulting from the maintenance or operation of the Division; and



            (4)   less any reasonable expenses paid or reserved for by the

                  Company which result from a substitution of other securities for shares of the Fund as set forth in Section 2.5; and



      b.    is defined as the value of the assets in the Division as determined on the immediately preceding Valuation Date.



      The gross investment rate may be positive or negative. The deduction for any tax liability may be charged proportionately against those contracts to which the liability is attributable by a reduction in the gross investment rate for those contracts.



2.5 SUBSTITUTION AND CHANGE



      Pursuant to the authority of the Board of Trustees of the Company:



      o     the assets of a Division maybe invested in securities other than shares of the Fund as a substitute for those shares already purchased or shares to be purchased in the future.



      o     the provisions of the contract may be changed to comply with any applicable federal or state laws.



      In the event of a substitution or change, the Company may make appropriate endorsement on this and other contracts having an interest in the Separate

Account and take such other actions as may be necessary to effect the substitution or change.



                   SECTION 3. GUARANTEED RETURN FUND ACCOUNTS



3.1 PURCHASE PAYMENTS AND TRANSFERS



      Net purchase payments received (see Section 4.3) or amounts transferred from other investment accounts under this contract (see Section 4.4) may be credited to a Guaranteed Return Fund Account (GRF Account). A GRF Account is

defined by the interest rate guarantee period established for amounts deposited into it.



      Amounts are credited to a GRF Account as of the Effective Date of the purchase payment or transfer.



3.2 GRF ACCOUNT ACCUMULATION VALUE



      The Accumulation Value for a GRF Account is the sum of the amounts deposited into it plus interest less any amounts removed. Interest begins to accrue on an amount in a GRF Account on the date the amount is credited at the

Home Office.



3.3 MATURITY OF AMOUNTS IN A GRF ACCOUNT



      On the last day of a guarantee period for an amount in a GRF account the

Accumulation Value for that amount will be transferred to the Money Market

Division where it will remain until the Owner instructs the Company otherwise.

However, if the last day of the guarantee period does not fall on a Valuation

Day, then the Accumulation Value will be transferred on the next following

Valuation Date.



3.4 GRF ACCOUNTS MAXIMUM



      The sum of the Accumulation Values of all the GRF Accounts may not exceed the GRF Accounts Maximum shown on page 3, except when the Maximum is exceeded because of interest accruing to the GRF Accounts. To the extent that any purchase payments or transfers result in the sum of the Accumulation Values of all the GRF Accounts exceeding the Maximum, the amount of such excess will be placed in the Money Market Division of the Separate Account. This amount will remain in the Money Market Division until the Owner instructs the Company otherwise.





NPV.1C                                 6

3.5 MARKET VALUE ADJUSTMENT



      A market value adjustment will be added to each amount in a GRF Account that is withdrawn or transferred prior to the end of the guarantee period, with the following exceptions:



      o     amounts withdrawn to purchase an annuity under Section 7; or



      o     amounts withdrawn or transferred within 30 days prior to the end of the guarantee period; or



      o     amounts withdrawn to pay a Transfer Fee (Section 4.4) or to pay an

            Administration Fee (Section 6.7); or



      o     amounts withdrawn to pay a Plan participant's individual account balance subject to the following provisions:



            o     the payment must be as a result of the bona fide termination of employment of such participant;



            o     the Plan must be a defined contribution plan;



            o     the payment must be in accordance with the provisions of the relevant Plan; and



      Reasonable proof that these provisions are met must be provided to the

      Company upon request.



      Amounts will be removed from a GRF Account until the total amount of the transfer or withdrawal request is satisfied. Amounts closest to maturity will be removed first; in the event that two amounts are equally close to maturity, the one which was credited to the GRF Account earlier will be removed first. The

Market Value Adjustment (MVA) for each amount removed from a GRF Account will be based on: (a) the amount removed from the GRF Account (b) the time remaining to the end of the guarantee period, (c) the guaranteed interest rate on the amount removed, and (d) the Company's declared interest rate for a new purchase payment deposited into a GRF Account, as follows:



      For each amount removed,



            MVA    =    AMT X n X ((i)g (i)new)



      where: AMT   =    amount removed



            n      =    time remaining to the end of the guarantee period for

                        the amounts removed from the GRF Account, expressed as

                        number of days remaining divided by 365



            (i)g   =    guaranteed interest rate (in decimal form) on the amount

                        removed from the GRF Account



            (i)new =    declared interest rate (in decimal form) for a new

                        purchase payment to a GRF Account with the shortest

                        available guarantee period greater than or equal to n.

                        If no such guarantee period exists, the declare interest

                        rate will be based on the longest available guarantee

                        period.



      The total Market Value Adjustment for the transfer or withdrawal request will be the sum of the MVAs for each amount removed.



            SECTION 4. PURCHASE PAYMENTS, TRANSFERS, AND WITHDRAWALS



4.1 PAYMENT OF PURCHASE PAYMENTS



      All purchase payments after the first are payable at the Home Office.

Subject to Section 4.2, purchase payments may be paid at any time in the amounts needed to meet the obligations of the Plan or the Trust.



4.2 LIMITATION ON ACCEPTANCE OF PURCHASE PAYMENTS



      The Owner may vary the amounts of the purchase payments, but no purchase payment may be less than the Minimum Purchase Payment shown on page 3. The

Company may limit the maximum amount of any purchase payment in accordance with its published rules in effect at the time the purchase payment is paid. The

Company may limit purchase payments paid to the Guaranteed Return Fund Accounts

(Section 3.4).



      Purchase payments may not be paid under this contract unless they are contributions for funding, or for payment of fees or loads, under a pension or profit sharing plan or trust that is qualified under Section 401 of the Internal

Revenue Code.



4.3 DEDUCTIONS; ALLOCATION OF NET PURCHASE PAYMENTS



      The Company will deduct the Installation Fee shown on page 3 from the first purchase payment received. The Company will also deduct from purchase payments received the Sales Load shown on page 3 and a charge for any premium tax incurred.



      A net purchase payment is a purchase payment received less the deductions for Installation Fee, Sales Load and premium tax. Each net purchase patent will be allocated as directed in writing by the Owner, through a request satisfactory to the Company, to one or more of the investment accounts. If no instructions are received from the Owner, a net purchase payment will be allocated to the

Money Market Division of the Separate Account.





NPV.1C                                 7

4.4 TRANSFERS AND WITHDRAWALS



      The Owner may, on request satisfactory to the Company, transfer amounts from one investment account to another or withdraw amounts from an investment account. A transfer may be subject to a Transfer Fee (page 3).



      In the case of transfers between Divisions of the Separate Account the number of Accumulation Units to be credited will be adjusted to reflect the respective value of the Accumulation Units in each of the Divisions. A transfer or withdrawal from a GRF Account may be subject to a market value adjustment

(see Section 3.5).



      The total value of the amounts transferred (net of market value adjustments) from investment account(s) must exceed any applicable Transfer Fee.



      The transfer or withdrawal will be made as of its Effective Date. The

Company may establish waiting periods between transfers or withdrawals.



4.5 EFFECTIVE DATE OF A TRANSACTION



      If the request for a transaction, including any purchase payment,

transfer, withdrawal, or termination, does not specify a future transaction date, the Effective Date of the transaction is generally the Valuation Date coincident with the date on which the transaction request is received at the

Home Office. However, the Effective Date of the transaction is the next following Valuation Date if the transaction request is received at the Home

Office either: (a) on a Valuation Date after the close of trading on the New

York Stock Exchange (NYSE); or (b) on a day on which the NYSE is closed.



      If the request for the transaction specifies a future transaction date,

the Effective Date of the transaction is generally the Valuation Date coincident with the specified date. However, if the NYSE is closed on the specified date,

the Effective Date of the transaction is the next following Valuation Date.



      The Effective Date of an automatic transaction, such as the application of a dividend or the deduction of the Administration Fee, is generally the

Valuation Date coincident with the date on which the Company processes the transaction. However, if the NYSE is closed on the processing date, the

Effective Date of the transaction is the next following Valuation Date.



                              SECTION 5. OWNERSHIP



5.1 THE OWNER



      The Owner of this contract is named on page 3. All contract rights may be exercised by the Owner, or by the Owners successor or transferee, without the consent of any other person.



5.2 TRANSFER OF OWNERSHIP



      The Owner may transfer the ownership of this contract to a new Owner who acknowledges in writing that the new Owner is acting as the fiduciary of a pension or profit-sharing plan under Section 401 of the Internal Revenue Code.

Written proof of transfer satisfactory to the Company must be received at its

Home Office. The transfer will then take effect as of the date it was signed.

The Company will not be responsible to the new Owner for an y payment or other action taken by the Company before receipt of the written proof of transfer at the Home Office. The Company may require that the contract be sent to it for endorsement to show the transfer.



5.3 ASSIGNMENT



      The Owner may not assign this contract without the consent of the Company.

The Company is not responsible for the validity or effect of any assignment. The

Company will not be responsible to an assignee for any payment or other action taken by the Company before the Company consents to an assignment.



5.4 REPORTS TO OWNER



      At least once each contract year, the Company will send to the Owner a statement of:



      o     the number of Accumulation Units in each Division of the Separate

            Account credited to the contract;



      o     the dollar value of an Accumulation Unit in each Division as of a date not more than two months prior to the date of mailing;



      o     the investments held by the Separate Account; and



      o     the total Accumulation Value for each GRF Account.





NPV.1C                                 8

                            SECTION 6. THE CONTRACT



6.1 ENTIRE CONTRACT; CHANGES



      This contract with the attached application is the entire contract. This contract is subject to the laws of the state in which it is delivered. A change in the contract is valid only if it is approved in writing by an officer of the

Company. The Company may require that the contract be sent to it for endorsement to show a change. No agent has the authority to change the contract or to waive any of its terms.



6.2 DATES



      Contract months, years and anniversaries are computed from the Contract

Date. The Contract Date is shown on page 3.



6.3 PAYMENTS BY THE COMPANY



      All payments by the Company under this contract are payable at its Home

Office.



6.4 DETERMINATION OF VALUES



      The method of determination by the Company of the Net Investment Factor,

of the number and value of Accumulation Units and Annuity Units, and of the declared rates in the Guaranteed Return Fund Accounts, will be conclusive upon the Owner, and upon any assignee, participant, annuitant, or beneficiary.



6.5 AMENDMENTS



      After the fifth contract year the Company may amend this contract from time to time with respect to:



      o     the Installation Fee;



      o     the Sales Load;



      o     the Maximum Annual Annuity Rate and Expense Guarantee Charge;



      o     the Administration Fee;



      o     the Transfer Fee;



      o     the Minimum Purchase Payment;



      o     the GRF Accounts Maximum;



      o     the Minimum Contract Value; and



      o     the Payment Rate Tables shown in Section 9.



      The amendment will take effect not less than 30 days after written notice to the Owner. An amendment to the Payment Rate Tables will not apply to a payment plan that starts before the amendment becomes effective.



6.6 DEFERMENT OF BENEFIT PAYMENTS



      The Company may defer determination and payment of contract benefits and payments or withdrawals (Section 7.5) under a variable patent plan until after the end of any period during which the right to redeem shares of a Fund is suspended, or during which payment of the redemption value is postponed. Any deferment would be in accordance with the provisions of the Investment Company

Act of 1940 by reason of the closing of, or the restriction of trading on, the

New York Stock Exchange, or other emergency, or as otherwise permitted by the

Act. In addition, the Company reserves the right to defer payment of benefits from any of the Divisions of the Separate Account until seven days after the end of a deferment in the determination of such benefits.



      The Company reserves the right to defer payment of contract benefits from a GRF Account and withdrawals under a fixed payment plan (Section 7.5) for up to six months from the date of request If payment is deferred for 30 days or more,

interest will be paid on the benefit proceeds at an annual effective rate of 3

1/2% from the date of request to the date of payment.



6.7 TERMINATION OF CONTRACT



      The Company reserves the right to terminate this contract if the representations of the Owner contained in the attached application are or become incorrect.



      At any time after this contract has been in force for one year, the

Company may terminate it if the Contract Value (the total of all amounts in all investment accounts) is less than the Minimum Contract Value shown on page 3.

The contract will terminate on the date stated in a notice mailed to the Owner,

the date not to be less than 60 days after the date of mailing.



      However, in lieu of terminating the contract, the Company may assess the

Administration Fee shown on page 3. This fee will be charged annually on the contract anniversary if, on the contract anniversary, the Contract Value is less than the Minimum Contract Value. This fee will be deducted from the investment accounts in proportion to the value of those accounts. The investment accounts will be valued as of the Effective Date that the fee is charged.



      The Owner may terminate the contract by written notice to the Company. The termination date will be specified by the Owner in the written notice, but this date will not be earlier than the date the Company receives the written notice.



      On termination of the contract, the value of any Accumulation Units and the value of any GRF Accounts, as adjusted for any market value adjustment, will be determined as of the Effective Date of the termination. The Company may require that the contract be sent to it.



6.8 DIVIDENDS



      This contract, except for payment plans, will share in the divisible surplus of the Company to the extent it contributes to divisible surplus.

Divisible surplus is determined each year. This policy's share will be credited as a dividend on the contract anniversary. Any dividend will automatically be applied as a purchase payment, without deductions, to the Money Market Division of the Separate Account on the Effective Date of the dividend credit.



      Since this policy is not expected to contribute to divisible surplus, it is not expected that any dividends will be paid.





NPV.1C                                 9

6.9 PROVISIONS OF THE PLAN OR TRUST AGREEMENT



      The Company makes no representation as to the sufficiency of this contract to provide annuity benefits in accordance with the provisions of the Plan or

Trust.



      The Company may deal with the Owner without regard to the provisions of the Plan or Trust Agreement. The Company is not a fiduciary under the Plan or

Trust Agreement, nor to its participants, and has no responsibility to ascertain whether or not benefits paid by the contract meet the requirements of any state or federal legislation relating to plans or trusts.



      Nothing in the Plan or Trust Agreement will:



      o     affect the obligations of the Company as provided in this contract;



      o     hold the Company responsible for any failure of the Owner to perform his duties; or



      o     hold the Company responsible for application or disposition of monies paid to, or at the direction of, the Owner. These payments will fully discharge the Company with respect to the amount so paid.



                    SECTION 7. BENEFITS UNDER PAYMENT PLANS



7.1 BENEFITS TO ANNUITANTS



      A participant must be an employee (including an "owner-employee") who is or may become eligible for benefits under the Plan or Trust. The annuitant under a payment plan will be the participant or his beneficiary. The Company will, on request satisfactory to it, pay benefits to annuitants named by the Owner.



      The Owner may elect a payment plan with payments greater than or equal to the minimums then in effect for payment plans then being offered by the Company.



      The Company will determine the amount required to provide the requested benefits. This amount will be withdrawn from the designated investment accounts as of the Effective Date of the withdrawal.



      If amounts are taken from a Division of the Separate Account, Accumulation

Units will be redeemed in accordance with Section 2.3. If benefits are to be paid under a fixed payment plan, the Company will transfer the required amount to its General Account.



      The first payment under a payment plan will be due as of the effective date of the payment plan and will be paid promptly after that date.



      The Company will issue to the annuitant a certificate describing his rights and benefits.



7.2 DESCRIPTION OF PAYMENT PLANS



      The Owner may elect to provide payment of part or all of the contract benefits to an annuitant under the following variable or fixed payment plans:



Installment Income For Specified Period (Option B)



      The Company will make monthly installment income payments over a specified period of five to 30 years.



Life Income Plans



      o     Single Life Income (Option C). The Company will make monthly payments for the selected certain period and thereafter during the remaining lifetime of the annuitant. The selections available are:

            (a) no certain period; or (b) a certain period of 10 or 20 years.



      o     joint And Survivor Life Income (Option E). The Company will make monthly payments for a 10 year certain period and thereafter during the joint lifetime of the annuitant and joint annuitant and continuing during the remaining lifetime of the survivor.



      o     Limitations. An Annuitant may be paid under a Life Income Plan only if the Annuitant is a natural person and if the payments depend on that person's life.



      o     Other Selections. The Company may offer other selections under the life income plans.



7.3 BENEFICIARIES



      Naming and Change of Beneficiary by Annuitant. The annuitant may name and change the beneficiaries for payments under a payment plan that remain unpaid on the date of the death of the annuitant (or on the date of the death of the second to die of the annuitant and the joint annuitant if any).



      If there are no named beneficiaries alive on the date of the death of the annuitant (or on the date of the death of the second to die of the annuitant and the joint annuitant if any), any withdrawal value will be paid to the estate of the annuitant (or to the estate of the second to die of the annuitant and the joint annuitant, if any).



      A naming or change of a beneficiary will be made on receipt at the Home

Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request.



      Other Beneficiary Provisions. A certificate that is issued to provide benefits to the annuitant may contain other beneficiary provisions of annuity contracts issued by the Company on the date of issue of the certificate.





NPV.1C                                 10

7.4 TRANSFER BETWEEN PAYMENT PLANS



      An annuitant or joint annuitant receiving benefits under any payment plan which includes the right of withdrawal may transfer the withdrawal value to any other payment plan.



      An annuitant or joint annuitant receiving benefits under a variable payment plan may, on request satisfactory to the Company, transfer Annuity Units from one Division to another. The number of Annuity Units to be credited will be adjusted to reflect the respective value of the Annuity Units in each of the

Divisions.



      The transfer will be made as of its Effective Date. Any charges for the transfer will be determined by the Company and deducted from the value of the amounts transferred. The Company may establish waiting periods between transfers.



7.5 WITHDRAWAL UNDER PAYMENT PLANS



      Withdrawal of the present value of any unpaid income payments may be elected at any time by the annuitant, joint annuitant, or beneficiary. However,

withdrawal may not be elected under a Life Income Plan (Option C or E) until the death of all individuals upon whose lives the payments depend.



      The withdrawal value under the Installment Income Plan (Option B) will be the present value of any unpaid payments. The withdrawal value under all Life

Income Plans (Options C and E), where available, will be the present value of any unpaid payments for the certain period.



      For a fixed payment plan, the present value of any unpaid payments will be based on the interest rate used to determine the amount of the payments.



      For a variable payment plan, the present value of any unpaid payments will be based on interest at the Assumed Investment Rate used in calculating the variable payments. The amount of the payment used in calculating the present value of unpaid payments will be determined by multiplying:



      o     the number of Annuity Units; by



      o     the value of an Annuity Unit on the Effective Date of withdrawal.



      The withdrawal will be made as of its Effective Date. Any charges for the withdrawal will be determined by the Company and deducted from the value of the amounts withdrawn.



            SECTION 8. CALCULATIONS REGARDING VARIABLE PAYMENT PLANS



8.1 ALLOCATION OF BENEFITS



      Variable annuity benefits may be paid from any of the Divisions of the

Separate Account described in Section 2.1. Under a variable payment plan, the annuitant must select the initial allocation of variable benefits among the

Divisions. The annuitant may make transfers between payment plans subject to the terms set forth in Section 7.4.



8.2 ANNUITY UNITS UNDER VARIABLE PAYMENT PLANS



      The interest of the annuitant in the Separate Account after the effective date of a variable payment plan is represented by Annuity Units. The dollar value of Annuity Units for each Division will increase or decrease to reflect the investment experience of the Division. The value of an Annuity Unit on any

Valuation Date is determined by multiplying the Annuity Unit Value on the immediately preceding Valuation Date by:



      o     the Net Investment Factor for the current period, as defined in

            Section 2.4, for the Division; and



      o     the Daily Adjustment Factor of .99990575 raised to a power equal to the number of days in the current period to reflect the Assumed

            Investment Rate of 3 1/2% used in calculating the monthly payment rate.



8.3 PAYMENTS UNDER VARIABLE PAYMENT PLANS



      The amount of the First Payment is the sum of payments from each Division,

each determined by multiplying the benefits allocated to the Division under the variable payment plan by the applicable variable payment rate per $1,000 of benefits.



      Number of Annuity Units. The number of Annuity Units in each Division under a variable payment plan is determined by dividing the portion of the First

Payment from that Division by the Annuity Unit value for the Division at the close of business on the Valuation Date coincident with or next receding the date on which the variable payment plan becomes effective. The number of Annuity

Units will not be changed by any later change in the dollar value of Annuity

Units.



      Subsequent Variable Payments. The amount of subsequent payments under a variable payment plan will increase or decrease according to the value of

Annuity Units which reflect the investment experience of each Division of the

Separate Account.



      The amount of subsequent variable payments is the sum of payments from each Division, each payment being determined by multiplying the fixed number of

Annuity Units for the Division by the value of an Annuity Unit for that Division on:



      o     the fifth Valuation Date prior to the payment due date, if the payment due date is a Valuation Date; or



      o     the sixth Valuation Date prior to the payment due date, if the payment due date is not a Valuation Date.





NPV.1C                                 11

                         SECTION 9. PAYMENT PLAN RATES



9.1 PAYMENT RATE TABLES



      The guaranteed monthly payment rates for both a fixed payment plan and the first payment under a variable payment plan are shown in the Payment Rate

Tables. The tables show rates for the Installment Income Plan for a Specified

Period (Option B) and Life Income Plans (Option C or E). Life Income Plan rates are based on the adjusted age of any individual upon whose life payments depend.

The adjusted age is:



      o     the age on the birthday that is nearest to the date on which the payment plan takes effect; plus



      o     the age adjustment shown below for the number of contract years that have elapsed from the Contract Date to the date that the payment plan takes effect. A part of a contract year is counted as a full year.



--------------------------------------------------------------------------------

CONTRACT                                       CONTRACT

 YEARS                      AGE                 YEARS                   AGE

ELAPSED                 ADJUSTMENT             ELAPSED              ADJUSTMENT

--------------------------------------------------------------------------------

 1 to 8                     0                   33 to 40                -4

 9 to                      -1                   41 to 48                -5

17 to 24                   -2                  49 or more               -6

25 to 32                   -3

--------------------------------------------------------------------------------



9.2 CURRENT FIXED PAYMENT PLAN RATES



      o     Installment Income For Specified Period (Option B). The Company may

            offer fixed payment plan rates higher than those guaranteed in this contract with conditions on withdrawal.



      o     Life Income Plans (Option C or E). Payments will be based on rates declared by the Company which will not be less than the rates guaranteed in this contract. The declared rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect for a single premium immediate annuity contract.



9.3 ALTERNATE VARIABLE RATE BASIS



      The Company may from time to time publish higher initial rates for variable payment plans under this contract. These higher rates cannot be used to increase payments under payment plans that have already started.



      When a variable payment plan is on an alternate rate basis, the Daily

Adjustment Factor defined in Section 8.2 will be determined based on the Assumed

Investment Rate used in calculating the alternate payment rate.



                              PAYMENT RATE TABLES



              Monthly Income Payments Per $1,000 Contract Benefits



                   First Payment Under Variable Payment Plan



INSTALLMENT INCOME PLAN (OPTION B)

--------------------------------------------------------------------------------

  PERIOD        MONTHLY       PERIOD        MONTHLY       PERIOD        MONTHLY

  (YEARS)       PAYMENT       (YEARS)       PAYMENT       (YEARS)       PAYMENT

--------------------------------------------------------------------------------

  Years 1-4                     11          $ 9.09          21          $ 5.56

Not Available                   12            8.46          22            5.39

                                13            7.94          23            5.24

                                14            7.49          24            5.09

      5         $ 18.12         15            7.10          25            4.96

      6           15.35         16            6.76          26            4.84

      7           13.38         17            6.47          27            4.73

      8           11.90         18            6.20          28            4.63

      9           10.75         19            5.97          29            4.53

     10            9.83         20            5.75          30            4.45

--------------------------------------------------------------------------------



                         Guaranteed Fixed Payment Plans



INSTALLMENT INCOME PLAN (OPTION B)

--------------------------------------------------------------------------------

  PERIOD        MONTHLY       PERIOD        MONTHLY       PERIOD        MONTHLY

  (YEARS)       PAYMENT       (YEARS)       PAYMENT       (YEARS)       PAYMENT

--------------------------------------------------------------------------------

      1          $84.09         11           $8.42          21           $4.85

      2           42.46         12            7.80          22            4.67

      3           28.59         13            7.26          23            4.51

      4           21.65         14            6.81          24            4.36

      5           17.49         15            6.42          25            4.22

      6           14.72         16            6.07          26            4.10

      7           12.74         17            5.77          27            3.98

      8           11.25         18            5.50          28            3.87

      9           10.10         19            5.26          29            3.77

     10            9.18         20            5.04          30            3.68

--------------------------------------------------------------------------------





NPV.1C.(0594)                          12

                              PAYMENT RATE TABLES



              MONTHLY INCOME PAYMENTS PER $1,000 CONTRACT BENEFITS



LIFE INCOME PLANS (Options C and E)



      -------------------------------------------------------------------

                          SINGLE LIFE MONTHLY PAYMENTS (Option C)

      -------------------------------------------------------------------

                              GUARANTEED FIXED PAYMENT OR FIRST PAYMENT

                                     UNDER VARIABLE PAYMENT PLAN

      -------------------------------------------------------------------

       ADJUSTED                         CERTAIN PERIOD (YEARS)

         AGE*                       ZERO              10          20

      -------------------------------------------------------------------

          55                       $4.17           $4.14       $4.06

          56                        4.23            4.20        4.11

          57                        4.31            4.28        4.17

          58                        4.39            4.35        4.23

          59                        4.47            4.43        4.29

          60                        4.56            4.51        4.35

          61                        4.65            4.59        4.42

          62                        4.76            4.69        4.49

          63                        4.87            4.79        4.56

          64                        4.98            4.90        4.63

          65                        5.10            5.00        4.70

          66                        5.24            5.12        4.77

          67                        5.38            5.24        4.84

          68                        5.54            5.37        4.91

          69                        5.70            5.51        4.98

          70                        5.88            5.66        5.05

          71                        6.07            5.81        5.12

          72                        6.27            5.96        5.19

          73                        6.49            6.13        5.24

          74                        6.73            6.30        5.30

          75                        6.99            6.48        5.36

          76                        7.27            6.67        5.40

          77                        7.58            6.86        5.45

          78                        7.91            7.05        5.49

          79                        8.26            7.25        5.52

          80                        8.64            7.45        5.55

          81                        9.05            7.65        5.58

          82                        9.50            7.84        5.60

          83                        9.98            8.02        5.62

          84                       10.50            8.20        5.63



      85 and over                  11.08            8.38        5.64

      -------------------------------------------------------------------



--------------------------------------------------------------------------------

                      JOINT AND SURVIVOR MONTHLY PAYMENTS (Option E)

--------------------------------------------------------------------------------

           GUARANTEED FIXED PAYMENT OR FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN

--------------------------------------------------------------------------------

OLDER LIFE                       YOUNGER LIFE ADJUSTED AGE*

 ADJUSTED    -------------------------------------------------------------------

   AGE*        55       60       65       70       75       80       85 and over

--------------------------------------------------------------------------------



    55       $3.79

    60        3.87    $4.07

    65        3.94     4.18    $4.45

    70        3.99     4.27     4.61    $4.99

    75        4.02     4.34     4.73     5.20   $5.72

    80        4.05     4.38     4.81     5.35    6.00     $6.67

85 and over   4.06     4.40     4.86     5.45    6.18      7.00        $7.75

--------------------------------------------------------------------------------

*See Section 9.1.



The amount of the payment for an y other combination of ages will be furnished by the Company on request. Monthly payment rates are based on the 1983 Table a mortality table with projection scale G, and an annual interest rate of 3 1/2%.





NPV.1C                                 13

                         AMENDMENT TO SECTION 2 AND SECTION 6
                          FOR THE GROUP COMBINATION ANNUITY



     AS OF THE CONTRACT DATE, THE THIRD, FOURTH AND FIFTH PARAGRAPHS OF SECTION
2.1 ARE AMENDED TO READ AS FOLLOWS:

     The Separate Account is comprised of the Select Bond, International Equity, Money Market, Balanced, Index 500 Stock, Aggressive Growth Stock, High Yield Bond, Growth Stock, Growth and Income Stock, Index 400 Stock, Small Cap Growth Stock, Russell Multi-Style Equity, Russell Aggressive Equity, Russell Non-US, Russell Real Estate Securities, and Russell Core Bond Divisions. Assets allocated to these Divisions are invested in shares of corresponding mutual funds or portfolios of mutual funds, both of which are referred to in this policy as Funds.

     Shares of the Funds are purchased for the Separate Account at their net asset value.

     The Company may make available additional Divisions and Funds.


     AS OF THE CONTRACT DATE SECTION 6.5 IS AMENDED TO READ AS FOLLOWS:

     After the fifth contract year the Company may amend this contract from time to time with respect to:

-    the Installation Fee;

-    the Sales Load;

-    the Maximum Annual Annuity Rate and Expense Guarantee Charge;

-    the Administration Fee;

-    the Transfer Fee;

-    the Minimum Purchase Payment;

-    the GRF Accounts Maximum; and

-    the Minimum Contract Value.

     The amendment will take effect not less than 30 days after written notice to the Owner.


                                                              Secretary
                                                       NORTHWESTERN MUTUAL LIFE
                                                          INSURANCE COMPANY



NPV.FUNDS.(0599)

                       AMENDMENT TO SEPARATE ACCOUNT DIVISIONS



     AS OF APRIL 30, 1999, THE SECOND AND THIRD PARAGRAPHS OF THE SEPARATE ACCOUNT SECTION OF THE CONTRACT RELATING TO THE DIVISIONS OF THE SEPARATE ACCOUNT AND THE ASSETS ALLOCATED TO THESE DIVISIONS ARE AMENDED TO READ AS
FOLLOWS:

     The Separate Account is comprised of the Select Bond, International Equity, Money Market, Balanced, Index 500 Stock, Aggressive Growth Stock, High Yield Bond, Growth Stock, Growth and Income Stock, Index 400 Stock, Small Cap Growth Stock, Russell Multi-Style Equity, Russell Aggressive Equity, Russell Non-US, Russell Real Estate Securities, and Russell Core Bond Divisions. Assets allocated to these Divisions are invested in shares of corresponding mutual funds or portfolios of mutual funds, both of which are referred to in this policy as Portfolios. Shares of the Portfolios are purchased for the Separate Account at their net asset value.

     The Company may make available additional Divisions and Portfolios.









                                                         Secretary
                                                  NORTHWESTERN MUTUAL LIFE
                                                     INSURANCE COMPANY



VA.FUNDS.(0599)
C

A                 APPLICATION FOR GROUP COMBINATION ANNUITY CONTRACT

                    THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                              720 EAST WISCONSIN AVENUE
                              MILWAUKEE, WISCONSIN 53202

                                            NML Plan (or Trust) No.  001
                                                                   -------------
                                                       Contract No.  10 000 001
                                                                   -------------
--------------------------------------------------------------------------------

1. NAME OF OWNER:   Trustees of    John Doe Corporation Trust
                                ------------------------------------------------
                                             (Name of Pension Plan)

2. ADDRESS OF OWNER:          123 Main Street
                      ----------------------------------------------------------
                                        Street & No. or RFD

                         Anywhere       Anywhere          Anystate     50000
                      ----------------------------------------------------------
                            City          County            State     Zip Code

3. NAME OF EMPLOYER:          John Doe Corporation
                      ----------------------------------------------------------

4. NAME OF APPLICANT:
                      ----------------------------------------------------------
(If other than Owner)

5. CONTRACT LOAD TYPE (Check one):

   /X/ FRONT-LOAD CONTRACT: Sales Load will be deducted pro-rata from the allocations below.

   / / SIMPLIFIED-LOAD CONTRACT: Installation Fee ($750.00) will be deducted pro-rata from the allocations below unless an amount is paid separately from the allocations and is entered on the Amount of Installation Fee line in question 7A.

6. Will any existing Northwestern Mutual Life annuities be exchanged for the contract for which you are applying?

   /X/ No    (Continue with question 7.)

   / / Yes (Attach exchange form 18-1543 containing allocation instructions for the exchange proceeds. If a purchase payment is to be made in addition to the exchange proceeds, indicate the allocation instructions for this purchase payment in question 7. Otherwise, skip directly to question 8.)

7A. ALLOCATION OF PURCHASE PAYMENT:

    NORTHWESTERN MUTUAL SERIES FUNDS       RUSSELL INSURANCE FUNDS
     Select Bond              $ 10,000       Multi-Style Equity      $
                               ----------                             ----------
     International Equity     $              Aggressive Equity       $
                               ----------                             ----------
     Money Market             $              Non-US                  $
                               ----------                             ----------
     Balanced                 $              Real Estate Securities  $
                               ----------                             ----------
     Index 500 Stock          $              Core Bond               $
                               ----------                             ----------
     Aggressive Growth Stock  $
                               ----------
     High Yield Bond          $             FIXED FUND ACCOUNTS
                               ----------
     Growth Stock             $              1 Year Guaranteed       $
                               ----------                             ----------
     Growth and Income Stock  $              3 Year Guaranteed       $
                               ----------                             ----------
     Index 400 Stock          $              5 Year Guaranteed       $
                               ----------                             ----------
     Small Cap Growth Stock   $
                               ----------

                                             AMOUNT OF INSTALLATION FEE (IF
                                             BEING PAID SEPARATELY FROM THESE
                                             ALLOCATIONS).
                                                  Enter $0 or $750. (Does
                                                  not apply to front load
                                                  contracts.)        $
                                                                      ----------

                                             TOTAL PURCHASE PAYMENT  $ 10,000
                                                                      ----------

--------------------------------------------------------------------------------
90-1818 (0599)

--------------------------------------------------------------------------------
7B. METHOD OF PURCHASE PAYMENT:

  /X/  Check (Payable to The Northwestern Mutual Life Insurance Company)

  / /  Wire Transfer

8. MATURITY REALLOCATION: Maturing amounts in a Guaranteed Return Fund Account will be allocated to the Money Market Division unless otherwise directed by checking the box below.

  / / Check here, if maturing amounts should be reallocated to the same Guaranteed Return Fund Account.

9. FREQUENCY OF CONTRACT REPORTS:  /X/ Annual   / / Semi-Annual   / / Quarterly

10. The following PROSPECTUS or OFFERING CIRCULAR AND REPORT was delivered on
       May 1, 1999     :
    ------------------
     Date of Delivery

  /X/  Account C Offering Circular and Report (Corporate Employee Plan).

       Date of Offering Circular  May 1, 1999    Date of Report   May 1, 1999
                                 --------------                  -------------.

  / /  Account C Prospectus (Partnership or Sole Proprietorship Employee
       Plan).

       Date of Prospectus
                         ----------------.

THE AGENT ACKNOWLEDGES DELIVERY AND THE OWNER ACKNOWLEDGES RECEIPT OF THE PROSPECTUS OR OFFERING CIRCULAR AND REPORT. IT IS UNDERSTOOD THAT:

     (1) Amounts allocated to the Separate Account Divisions are not guaranteed as to fixed dollar amount but are variable and may increase or decrease to reflect the investment experience of the Separate Account Divisions.

     (2) Any amounts surrendered or transferred from a Guaranteed Return Fund Account prior to their maturity may be subject to a Market Value Adjustment.

     (3) The contract will be issued and the initial purchase payment will be applied on the latest of the following dates: (a) the date on which the pension or profit sharing plan or trust which this contract will fund is established; (b) the date on which this completed application is received at the Home Office; and (c) the date on which the initial purchase payment is received at the Home Office.

     (4) No agent of the Company is authorized to make or to alter contracts or to waive any of the Company's rights or requirements.

     (5) The Licensed Agent is a Registered Representative of Northwestern Mutual Investment Services, LLC.

The Owner represents that the contract is funding a pension or profit sharing plan or trust that is qualified under the Internal Revenue Code.


 (signed)  Norm W. Western                    (signed)  John J. Doe
-------------------------------------   ---------------------------------------
     Signature of LICENSED AGENT               Signature of APPLICANT

-------------------------------------
Signature of OWNER if other than Applicant

Signed at:     Anywhere    Anywhere   Anystate            DATE:  5 /  1/  99
          --------------------------------------------         ----------------
                City        County     State                    MM  DD  YYYY

90-1818 (0599)
                                        Page 2

================================================================================



It is recommended that you...



read your contract.



notify your Northwestern Mutual agent or the Company at 720 E. Wisconsin Avenue,

Milwaukee, Wis. 53202, of an address change.



call your Northwestern Mutual agent for information -- particularly on a suggestion to terminate or exchange this contract for another contract or plan.



Election Of Trustees



The members of The Northwestern Mutual Life Insurance Company are its

policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.



GROUP COMBINATION ANNUITY



AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS

PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE

VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF

THE SEPARATE ACCOUNT.



NPV.1C



NORTHWESTERN

MUTUAL LIFE(R)



================================================================================